Exhibit 99.2

Sight Sciences Provides Revenue Guidance For the Third Quarter of 2023 and

Updates Revenue Guidance For Full Year 2023

MENLO PARK, Calif., September 11, 2023 (GLOBE NEWSWIRE) – Sight Sciences, Inc. (Nasdaq: SGHT) (“Sight Sciences,” or the “Company”), an eyecare technology company focused on developing and commercializing innovative technology intended to transform care and improve patients’ lives, today announced third quarter 2023 revenue guidance and updated its revenue guidance for full year 2023.

Third Quarter 2023 Revenue Guidance

The Company expects third quarter 2023 total revenue to be in the range of $19.0 million to $20.0 million. While account retention remains high for our Surgical Glaucoma segment, the Company has seen reductions in new account additions, and expects year-over-year utilization to decrease in the third quarter, which the Company believes is primarily due to the transitory uncertainty for glaucoma customers caused by proposed local coverage determinations (“LCDs”). In June 2023, five of the seven Medicare Administrative Contractors (“MACs”) published LCDs that, if finalized as proposed, could identify many non-implantable micro-invasive glaucoma surgery (“MIGS”) procedures, including the Company’s surgical glaucoma technologies, as investigational and non-covered for Medicare beneficiaries in the states covered by these five MACs. The Company expects revenue from its Dry Eye segment to be slightly down sequentially primarily due to typical seasonality patterns coupled with the evolution of the Company’s go-to-market strategy, which emphasizes higher utilization within existing accounts as it nears the execution of its reimbursement strategy in 2024. The Company is focused on building a higher utilization, recurring revenue business model with a durable repeat customer base and broad market access. While this is expected to result in relatively fewer new accounts added in the period, the Company has seen positive trends in recurring revenue from existing customers in the third quarter.

“We typically see a strong second quarter followed by a slower start to the third quarter given traditional seasonality patterns. While we had a strong second quarter prior to the LCD proposals, we have faced a lower cadence of new account additions and relatively flat utilization and we have not experienced the expected increase in commercial activity thus far in August and early September. While we are actively managing the proposed LCDs and their impacts on our business and customers, we believe that the ongoing uncertainty from the proposed LCDs has affected the ordering activity of certain customers in the third quarter. We expect this impact to continue until there is clarity on longer-term coverage by the MACs. We are taking steps intended to mitigate these effects and believe they will prove to be transitory if our products, especially our OMNI® Surgical System technology, maintain their current broad coverage upon finalization of the LCDs,” said Paul Badawi, Founder and Chief Executive Officer of Sight Sciences. “Notably, our account retention remains high, evidencing OMNI’s clinical importance to the glaucoma treatment paradigm. We expect that revenue will normalize and return to growth should the MACs clarify that OMNI procedures are to remain covered for Medicare beneficiaries in the affected jurisdictions.”

“We remain steadfast in our belief in OMNI’s leading clinical value proposition and are confident that we, along with industry stakeholders, responded to the proposed LCDs with compelling clinical evidence that is more than sufficient to ensure continued widespread patient access to our OMNI technology. We will continue to focus on maintaining strong relationships with our customers and executing our strategic initiatives, which we believe will be greatly enhanced by the addition of medtech industry veteran Matt Link as Chief Commercial Officer. We look forward to continuing to improve the lives of patients with glaucoma and dry eye as we optimize and scale both our Surgical Glaucoma and Dry Eye businesses,” continued Mr. Badawi.

2023 Financial Guidance

Sight Sciences updates revenue guidance expectations for the full year 2023 to $80.0 million to $82.0 million, which represents growth of approximately 12% to 15% compared to 2022, from the prior revenue guidance range of $89.0 million to $94.0 million. The Company expects the guidance for the third quarter of 2023 is a reasonable expectation for quarterly revenue run rate until customers gain more visibility into longer term Medicare coverage for OMNI. Should OMNI procedures remain covered for Medicare beneficiaries after the final LCDs are published, the Company would expect a return to historical growth rates.

The Company plans to discuss complete third quarter 2023 financial results in early November 2023.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System is a MIGS technology indicated to reduce intraocular pressure in adult patients with primary open-angle glaucoma (“POAG”), the world’s leading cause of irreversible blindness. The Company’s TearCare® System technology is 510(k) cleared for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland dysfunction (“MGD”) when used in conjunction with manual expression of the meibomian glands, enabling office-based clearance of gland obstructions by physicians to address the leading cause of dry eye disease. The Company’s SION™ Surgical Instrument is a manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork.

For more information, visit www.sightsciences.com.

OMNI and TearCare are registered trademarks of Sight Sciences.

SION is a trademark of Sight Sciences.

© 2023 Sight Sciences. All rights reserved.

Forward Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. These forward-looking statements include, but are not limited to, statements concerning the following: the Company’s revised third quarter of 2023 and full year 2023 revenue guidance; the Company’s expectation that revenues in its Dry Eye segment will be slightly down sequentially primarily due to adjustments in the Company’s go-to-market strategy; expected reduction in new accounts added in the period, due to the Company’s strategy of building a higher utilization, recurring revenue business model with high quality customers and broad market access; the Company’s expectation that the impact of the proposed LCDs on ordering activity will continue until there is clarity on longer term coverage by the MACs; the Company’s belief that the effects on ordering activity will prove to be transitory if its products, especially its OMNI® Surgical System technology, maintain their current broad coverage upon finalization of the LCDs; the expectation that the Company’s revenues will normalize and return to growth should the final LCDs provide that OMNI procedures remain covered for Medicare beneficiaries in the affected jurisdictions; the

Company’s continuing focus on maintaining strong relationships with its customers and executing its strategic initiatives, and the belief that these efforts will be enhanced by the addition of Matt Link as Chief Commercial Officer; optimizing and scaling the Company’s Surgical Glaucoma and Dry Eye businesses; the Company’s expectation that its guidance for the third quarter of 2023 is a reasonable expectation for quarterly revenue run rate until customers gain more visibility into longer term Medicare coverage for OMNI; the Company’s expectation that if OMNI procedures remain covered for Medicare beneficiaries after the final LCDs are published, then the Company would expect a return to historical growth rates; and timing for discussion of the Company’s third quarter 2023 financial results. These forward-looking statements are subject to and involve numerous risks, uncertainties and assumptions, including those discussed under the caption “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings, and you should not place undue reliance on these statements. These cautionary statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:

Philip Taylor

Gilmartin Group

415.937.5406

Investor.Relations@Sightsciences.com